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                    CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

       CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT dated as of
_______________________ 19xx by and between ALLIANCE DATA SYSTEMS
CORPORATION, a Delaware corporation (the "Company"), and (the
"Employee").

                                   WITNESSETH:

       WHEREAS the Employee is currently employed by the Company or an affiliate thereof; and

       WHEREAS the Employee has access to proprietary information pertaining to the business and operations of the Company and its subsidiaries, and has resources and expertise sufficient to enable the Employee to provide services to third parties in competition with the Company and its subsidiaries; and

       WHEREAS in connection with the employment of the Employee by the Company and in consideration of the grant by the Company to the Employee on the date hereof of an incentive stock option to purchase an aggregate shares of Common Stock, $.01 par value, of the Company, on the terms and subject to the conditions specified in the Incentive Stock Option Agreement being executed and delivered by the Company and the Employee simultaneously with the execution and delivery of this Agreement, the Employee has agreed to preserve certain confidential information and to refrain from soliciting employees of the Company and its subsidiaries for the period of time specified herein;

NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

       1. CONFIDENTIALITY ETC. The Employee hereby acknowledges that, as an officer and/or member of management of the Company and/or one or more of its subsidiaries, the Employee has had, and has, access to proprietary and otherwise confidential information that directly or indirectly relates to the business, prospects, operations, personnel and other aspects of the Company and its Affiliates (as hereinafter defined). The Employee hereby covenants and agrees that, during the Employee's employment by the Company or any of its Affiliates and for a period of two years after the Employee ceases to be employed by the Company or any of its Affiliates for any reason whatsoever (such period of employment and two-year period following the cessation of such employment being referred to herein as the "Restricted Period"), the Employee shall not use for his or her, as the case may be, benefit or disclose at any time (except as required by applicable law or in connection with the performance of the Employee's services for the Company or any of its Affiliates):

              (a) any information obtained or developed by the Employee while in the employ of or acting as a consultant to the Company or any of the Company's Affiliates, in each case relating to any inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods or techniques, formulae, designs, styles, specifications, databases, computer programs (whether in source code or object code),

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       know-how, strategies and data, whether or not patentable or registerable under copyright or similar statutes, which may pertain to the business, products, services or processes of the Company or any of its Affiliates, or any customers, clients, suppliers, products, employees, financial affairs, or methods of design, distribution, marketing, service, procurement or management of the Company or any of its Affiliates; or

              (b) any other confidential or proprietary information or matter relating to the Company or any of the Company's Affiliates;

except any such information (i) which at the time is generally known to the public other than as a result of disclosure by the Employee not permitted hereunder or (ii) which becomes available to the Employee on a non-confidential basis from a source (other than the Company or any of its Affiliates or any of their respective employees or representatives) that is not prohibited from disclosing such information to the Employee by a legal, contractual or fiduciary obligation. The Employee further covenants and agrees that the Employee will not take with him or her, following termination of the Employee's employment with the Company or any of its Affiliates, as the case may be, any document, papers or materials in any form containing any confidential information described in clauses (a) and (b) above, except in each case information described in clauses (i) and (ii) above. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" of the Company shall mean any corporation or other entity that is controlled, directly or indirectly, by the Company. As used in the preceding sentence, the word "control" shall mean, with respect to any entity, the power to vote or direct the voting of more than 50% of the voting equity interests in such entity.

       2. NON-SOLICITATION. (a) During the Restricted Period the Employee agrees not to (i) solicit for employment any employee of the Company or any of its Affiliates or (ii) advise or recommend to any other person, firm, partnership or corporation that competes with the Company in the Business (as hereinafter defined) in those areas of the United States where the Company conducts the Business, that they employ or solicit for employment any employee of the Company or any of its Affiliates. For purposes of this Agreement, the term "Business" means the business of providing merchant transaction processing, credit card or other card-based credit or loan services or credit authorization, payment and/or settlement services for card-based products.


              (b) The Employee agrees that the limitations set forth in this
       Section 2 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the business of the Company (and of its Affiliates).

       3. STOCK OPTION. Simultaneously with the execution and delivery hereof, pursuant to an agreement of even date herewith, the Company is granting to the Employee an incentive stock option to purchase the number of shares of Common Stock, $ 1.00 par value, of the Company set forth in the recitals to this Agreement on the terms and subject to the conditions specified in said agreement.

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       4. REMEDIES. The Employee acknowledges and agrees that the Company's remedy at law, if any, for any breach or threatened breach of the provisions of Sections 1 and 2 above would be inadequate and, therefore, agrees that the Company and any of the Company's Affiliates shall be entitled to injunctive and other equitable relief, in addition to any other available rights and remedies (whether for money damages or otherwise), in case of any such breach or threatened breach, and the Employee hereby waives any request that the Company or any of the Company's Affiliates provide a bond or other security in connection with any such proceeding or the issuance of any such injunction.

       5. NON-ASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, or any of the heirs, legal representatives or permitted assigns of the Employee, without the Company's prior written consent.

       6. BINDING EFFECT. Without limiting or diminishing the effect of
Section 5 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

       7. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, or (iii) sent via a nationally recognized overnight courier, in each case (A) if to the Company, to it at 5001 Spring Valley Road, West Tower, Suite 650, Dallas, Texas 75244,
Attention: Vice President of Benefits and Compensation, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, Attention: Mark M. Sugino, Esq.; (B) if to the Employee, at the Employee's home address most recently filed with the Company; or (C) to such other address or addresses as any party shall have designated in writing to the other parties hereto.

       8. GOVERNING LAW: JURISDICTION AND VENUE. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the principles of conflicts of law.

       9. SEVERABILITY. If any provision or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

       10. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

       11. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof.

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This Agreement may be modified or amended only by an instrument in writing signed by all parties hereto.

       12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Employee have each duly executed and delivered this Agreement as of the day and year first above written.

                                          ALLIANCE DATA SYSTEMS CORPORATION



                                          By:_____________________________
                                                 Name:  J. Michael Parks
                                                 Title: Chairman and Chief
                                                        Executive Officer




                                          -------------------------------
                                                    Employee